UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 1, 2022

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	000-56163	81-4446064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Fourth Amended and Restated Advisory Agreement

On December 1, 2022, FS Credit Real Estate Income Trust, Inc. (the “Company”) and FS Real Estate Advisor, LLC (the “Adviser”) entered into the Fourth Amended and Restated Advisory Agreement (the “Advisory Agreement”), which amends and restates the Third Amended and Restated Advisory Agreement, dated December 15, 2021, to replace the reimbursement of administrative service expenses with an administrative services fee equal to 1.0% of the Company’s net asset value per annum attributable to all shares of common stock, before giving effect to any accruals for the base management fee, the performance fee, the administrative services fee, the stockholder servicing fee or any distributions. Under the Advisory Agreement, the administrative services fee will be payable quarterly and in arrears in the cash equivalent number of restricted stock units (“Class I RSUs”) representing the right to receive Class I shares of the Company’s common stock (“Class I shares”) based on the then-current Class I transaction price as of the last day of such quarter. Class I RSUs in payment of the administrative services fee will provide the Adviser the right to receive a number of Class I shares equivalent to the number of Class I RSUs, subject to the terms and conditions set forth in the Class I RSU Agreement (defined below).

The Adviser may elect, at a later date, to have the Company repurchase some or all of the Class I shares issued to the Adviser in accordance with the Advisory Agreement, including Class I shares issued pursuant to any Class I RSUs, at a per share price equal to the then-current Class I share transaction price. Such Class I shares will not be subject to the repurchase limits of the Company’s share repurchase plan or any reduction or penalty for an early repurchase, provided that the approval of the Company’s independent directors is required for any repurchase request of the Adviser or Rialto Capital Management, LLC, the sub-adviser engaged by the Adviser (the “Sub-Adviser”), for Class I shares received as payment for advisory fees that, when combined with any stockholder repurchase requests submitted through the Company’s share purchase plan, would cause the Company to exceed the monthly and quarterly repurchase limitations of its share repurchase plan. The Adviser will have no registration rights with respect to such Class I shares. Any such Class I shares and Class I RSUs issued to the Sub-Adviser will have the same rights and conditions as those issued to the Adviser.

The foregoing summary description of Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the Advisory Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Class I Restricted Stock Unit Agreement

On December 1, 2022, the Company, the Adviser and the Sub-Adviser entered into the Class I Restricted Stock Unit Agreement (the “Class I RSU Agreement”). Pursuant to the Class I RSU Agreement, and in accordance with the Advisory Agreement, the administrative services fee will be payable quarterly in arrears on the last day of each quarter in the cash equivalent number of Class I RSUs based on the then-current Class I share transaction price as of the last day of such quarter. On the last day of each quarter, the Company will issue to the Adviser and the Sub-Adviser the cash equivalent number of Class I RSUs to which each is entitled. Class I RSUs will vest ratably on the first calendar day of the month following the one, two and three-year anniversary of the applicable grant date, provided that (i) 100% of the Adviser’s Class I RSUs will immediately vest upon the nonrenewal or termination of the Advisory Agreement pursuant to Section 12(b)(ii), Section 12(b)(iii) or Section 12(b)(iv) thereof; (ii) 100% of the Sub-Adviser’s Class I RSUs will immediately vest upon the nonrenewal or termination of the sub-advisory agreement between the Adviser and the Sub-Adviser (the “Sub-Advisory Agreement”) pursuant to Section 9(b)(i), Section 9(b)(iii), Section 9(b)(iv), Section 9(b)(v) or Section 9(b)(vi) thereof; (iii) 100% of the Adviser’s unvested Class I RSUs will be automatically forfeited upon termination of the Advisory Agreement pursuant to Section 12(b)(i) thereof; and (iv) 100% of the Sub-Adviser’s unvested Class I RSUs will be automatically forfeited upon termination of the Sub-Advisory Agreement pursuant to Section 9(b)(ii) thereof. If the Adviser or the Sub-Adviser resigns as the Company’s adviser or sub-adviser, respectively, then any rights related to the Class I RSUs evidenced thereby as of the date of such resignation will remain outstanding and Class I shares issuable in respect thereof will be issued upon the applicable vesting date. If the Company declares a cash distribution on the Class I shares underlying unvested Class I RSUs, then the Company will credit the account of the Adviser and the Sub-Adviser with the applicable distribution equivalents, which will be subject to the same vesting and forfeiture restrictions as the Class I RSUs. The Adviser and the Sub-Adviser, and their respective affiliates and employees, may not request repurchase by the Company of any Class I shares issued under the Class I RSU Agreement for a period of six months from the date of issuance. Thereafter, upon ten days’ written notice to the Company the Company must repurchase any Class I shares requested to be repurchased by the Adviser or the Sub-Adviser at the most recently published transaction price per Class I share; provided that no repurchase will be permitted that would jeopardize the Company’s qualification as a REIT or violate Maryland law.

The foregoing summary description of the Class I RSU Agreement does not purport to be complete and is qualified in its entirety by reference to the Class I RSU Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Second Amended and Restated Expense Limitation Agreement

On December 1, 2022, the Company, the Adviser and the Sub-Adviser entered into the Second Amended and Restated Expense Limitation (the “Expense Limitation Agreement”), which replaces the Amended and Restated Limitation Agreement, dated August 17, 2018, to amend the definition of “ordinary operating expenses” subject to the expense limitation thereunder. Pursuant to the Expense Limitation Agreement, “ordinary operating expenses” for each class of the Company’s common stock consist of all ordinary expenses attributable to such class, including administration fees, transfer agent fees, fees paid to the Company’s independent directors, loan servicing expenses, administrative services fees and expenses, acquisition-related expenses, and expenses associated with legal, regulatory compliance and investor relations, but excluding the following: (a) management fees and performance fees paid to the Adviser pursuant to the Advisory Agreement, (b) interest expense and other financing costs, (c) taxes, (d) distribution or stockholder servicing fees and (e) unusual, unexpected and/or nonrecurring expenses.

The foregoing summary description of the Expense Limitation Agreement does not purport to be complete and is qualified in its entirety by reference to the Expense Limitation Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2022, the Board increased the size of the Board by one and appointed David Schiff as a new director, effective as of the same date. Mr. Schiff serves as an independent director and was appointed to serve for a term expiring at the Company’s 2023 annual meeting of stockholders.

Mr. Schiff has not been elected to serve as a member of the Board pursuant to any agreement or understanding with the Company or any other person and does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Schiff will receive compensation for his service as an independent director in accordance with the Company’s independent director compensation plan.

Set forth below is Mr. Schiff’s biographical information:

David Schiff has been a member of the Board since December 2022. Mr. Schiff has an over 25-year career building businesses and investing in the credit and real estate markets. Mr. Schiff is a founding partner of Innovatus Capital Partners LLC, and since 2016, has served as CEO and Chairman of the Investment Committee. From 2008 to 2016, Mr. Schiff was a Partner at Perella Weinberg Partners and the Portfolio Manager of the Asset Backed Value Funds that had approximately $2.3 billion of equity under management at peak AUM. In 2007, Mr. Schiff was the CEO and CIO of Broadworth Capital, an asset-backed focused investment vehicle for two high net worth families. In 2006, he was a Managing Director at Amaranth Advisors, where he was responsible for the construction of its non-mortgage ABS portfolio, and subsequently oversaw the liquidation of that portfolio. From 2003 to 2005, Mr. Schiff was a Director at Wachovia Securities, where he was responsible for developing various structured principal finance opportunities. From 1993 to 2001, Mr. Schiff held various senior management positions while he was at JPMorgan in the Asset Backed Securities and Securitization groups. Mr. Schiff serves on the board of directors of several portfolio investments of Innovatus Capital Partners LLC, including Samsara Vision, Inc. (ophthalmic devices business), Flagship Marine Ventures LLC (shipping business focused on the LR product tankers) and White Pine Trading LLC (diamond trading business), as well as other portfolio investments. Mr. Schiff received a B.S. with distinction in Consumer Economics and Housing from Cornell University.

In connection with Mr. Schiff’s election to the Board, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Schiff (the “Indemnitee”). The Company previously entered into substantially identical indemnification agreements with its other directors and officers. The Indemnification Agreement provides that, subject to certain limitations set forth therein, the Company will indemnify the Indemnitee to the fullest extent permitted by Maryland law and the Company’s charter, for amounts incurred as a result of the Indemnitee’s service in his role as a director or in other roles as the Company may require from time to time. The Indemnification Agreement further provides that, subject to the limitations set forth therein, the Company will advance all reasonable expenses to the Indemnitee in connection with proceedings covered by the Indemnification Agreement.

Subject to certain limitations set forth therein, the Indemnification Agreement places limitations on the indemnification of the Indemnitee to the extent the Indemnitee is found to have acted in bad faith or with active and deliberate dishonesty and such actions were material to the matter that caused the loss to the Company. The Indemnification Agreement also provides that, except for a proceeding brought by the Indemnitee and certain proceedings involving separate defenses, counterclaims or other conflicts of interest, the Company has the right to defend the Indemnitee in any proceeding which may give rise to indemnification under the Indemnification Agreement.

The foregoing summary description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Indemnification Agreement. The Company has filed a Form of Indemnification Agreement with its Registration Statement on Form S-11, filed June 6, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Fourth Amended and Restated Advisory Agreement, dated December 1, 2022, by and between FS Credit Real Estate Income Trust, Inc. and FS Real Estate Advisor, LLC

10.2	Class I Restricted Stock Unit Agreement, dated December 1, 2022, by and among FS Credit Real Estate Income Trust, Inc., FS Real Estate Advisor, LLC and Rialto Capital Management, LLC

10.3	Second Amended and Restated Expense Limitation Agreement, dated December 1, 2022, by and among FS Credit Real Estate Income Trust, Inc., FS Real Estate Advisor, LLC and Rialto Capital Management, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date: December 7, 2022	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary